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Conference call:        Today, Thursday, August 2, 2007 at 10:00 a.m. EDT
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Dial-in numbers:        800-926-5071 or 212-231-2933
Webcast / Replay URL:   www.integramed.com or www.earnings.com
                        ------------------    ----------------
Phone Replay            800-633-8284 or 402-977-9140; #21345057, through Aug. 9


                     IntegraMed Q2 '07 EPS Rose 43% to $0.10

                        as Revenue Grew 7% to $34 million

PURCHASE, NEW YORK--August 2, 2007 -- IntegraMed America, Inc. (NASDAQ: INMD), the nation's largest provider of business services to the fertility segment of the health care industry, today announced improved results for the second quarter and the six months ended June 30, 2007, as highlighted below.


--------------------------------------------------------------------------------

                            Summary Financial Results
                      (in thousands, except per share data)

--------------------------------------------------------------------------------

                   Three Months  Three Months          Six Months      Six Months
                     Ended          Ended                 Ended          Ended
                    June 30,       June 30              June 30         June 30
                      2007          2006                  2007            2006
------------------ ------------ ------------ -------- ---------- ------------ --------
------------------ ------------ ------------ -------- ---------- ------------ --------
Total Revenues         $34,012      $31,809      +7%    $66,396      $62,243      +7%
------------------ ------------ ------------ -------- ---------- ------------ --------
------------------ ------------ ------------ -------- ---------- ------------ --------
Total contribution      $4,495       $3,756     +20%     $8,326       $7,518     +11%
------------------ ------------ ------------ -------- ---------- ------------ --------
------------------ ------------ ------------ -------- ---------- ------------ --------
Net income                $817         $533     +53%     $1,432       $1,009     +42%
------------------ ------------ ------------ -------- ---------- ------------ --------
------------------ ------------ ------------ -------- ---------- ------------ --------
EPS (1)                  $0.10        $0.07     +43%      $0.17        $0.12     +42%
------------------ ------------ ------------ -------- ---------- ------------ --------
------------------ ------------ ------------ -------- ---------- ------------ --------
Diluted shares (1)       8,239        8,194       --      8,231        8,226       --
------------------ ------------ ------------ -------- ---------- ------------ --------

     (1) EPS and weighted average share numbers reflect 25% stock splits paid 6/21/06 and 5/4/07.

Growth in total revenues in Q2 2007 was split across both Provider Services, which grew 4%, and the Company's Consumer Services where revenue grew by 39%. On an operating basis, IntegraMed was able to leverage the growing scope of its business to achieve higher contribution margins in Q2 and the first half of 2007, versus the year-ago periods. IntegraMed's total contribution from provider and consumer services - a key measure of the Company's operating efficiency - expanded to 13.2% of total revenues in Q2 2007, from 11.8% in the year-ago second quarter. Similarly, the total contribution from provider and consumer services increased to 12.5% in the first half of 2007, from 12.1% in 2006.

IntegraMed extracted further operating efficiencies as G&A expenses in Q2 declined to 76.9% of total contribution, compared to 78.6% of total contribution in Q2 2006, a 170 basis point improvement. The Company continues to actively manage G&A expense in an effort to drive economies of scale from growth in total contribution.

Cash Flow and Balance Sheet

Operating cash flow generated was $5.1 million in Q2 2007. $0.5 million was invested

                                     (more)
in the previously announced Baltimore Partner practice and $0.9 million was invested in fixed assets. The Company also paid down debt of $0.4 million during Q2 2007. Reflecting these investments, IntegraMed generated a net increase in cash of $3.3 million in the second quarter of 2007. A consolidated statement of cash flows has been included below. Cash and equivalents rose sequentially to $36.3 million in Q2 2007 from $33.0 million in Q1 2007 and $32.2 million in Q4 2006. Working capital at June 30, 2007 was $13.2 million.

"IntegraMed executed well across all levels of our business in the second quarter and first half of 2007," commented IntegraMed CEO Jay Higham. "We continue to achieve above-industry growth rates within our Provider Services business, demonstrating the clear value the IntegraMed suite of services brings to our fertility center partners. Pregnancy rates with the Shared Risk Refund program normalized during Q2, compared to the lower than anticipated level in Q1 2007. This improvement in pregnancy rates, which remains within our anticipated range, benefited the contribution margin within Consumer Services during Q2 2007. We expect that pregnancy rates will naturally vary within a range, but those variances should moderate over time as the scope of the program expands.

"Our Shared Risk Refund program also achieved 24% growth in enrollments in the second quarter, demonstrating expanding consumer interest and awareness of this unique program. Growth in Shared Risk enrollments should translate into incremental revenue and contribution throughout the year and into 2008 as treatment progresses on these patients."

Mr. Higham added, "We are achieving increasing operational leverage from our growing base of revenues, thereby validating our business model and enabling the Company to deliver improving bottom-line results. In the Provider segment an approximately 7% increase in patient volume at the practice level led to a 19% increase in Contribution compared to the same quarter in 2006 as a result of our continued focus on improving margins at Partner practices. In the Consumer segment, Q2 revenues increased 39% over the prior quarter, principally reflecting the benefit of Shared Risk. Contribution in the Consumer segment grew 20%, trailing the growth in revenue as a result of the impact of a steady reduction in pharmacy product sales within this segment."

Mr. Higham concluded, "Tapping the operational strengths of our core business, we continue to actively explore expansion opportunities where we can utilize our strong balance sheet and excess cash."

About IntegraMed America, Inc. (www.integramed.com)
IntegraMed America, Inc. is the leading provider of business services to the $3 billion fertility industry. These services include financing, administration, state-of-the art clinical and financial information management systems, marketing and research. IntegraMed also offers treatment-financing programs directly to consumers and operates www.integramed.com, a leading fertility portal.

The IntegraMed network constitutes 30 contracted fertility centers in 97 locations across the United States, including 164 physicians and Ph.D. scientists. Network membership is limited to one practice per metropolitan area, yet one of every five procedures in the U.S. is performed in an IntegraMed practice.

                                     (more)

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of August 2, 2007 and IntegraMed undertakes no duty to update this information.



CONTACT:
Investors:
John W. Hlywak, Jr., EVP and CFO            Steven Hecht, David Collins
IntegraMed America, Inc.                    Jaffoni & Collins Incorporated
jhlywak@integramed.com                      inmd@jcir.com
----------------------                      -------------
914-251-4143                                212/835-8500

Media and Physicians:
Scott Soifer, VP Marketing and Development
IntegraMed America, Inc.
scott.soifer@integramed.com
--------------------------
914-251-4186














                                 (tables follow)



                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                                                                        For the                 For the
                                                                                  three-month period        six-month period
                                                                                    ended June 30,            ended June 30,
                                                                                  -------------------       -----------------
                                                                                    2007        2006         2007       2006
                                                                                  -------     -------       ------     ------
                                                                                      (unaudited)              (unaudited)
Revenues, net of Service Rights amortization of $319 and $374 in the three-month periods of 2007 and 2006 and $693 and $748 in the six-month periods of 2007 and 2006, respectively

     Provider Services .........................................................   $ 30,049    $ 28,956    $ 59,458    $ 56,732
     Consumer Services .........................................................      3,963       2,853       6,938       5,511
                                                                                   --------    --------    --------    --------
     Total Revenues ............................................................     34,012      31,809      66,396      62,243
                                                                                   --------    --------    --------    --------

Costs of services and sales, including depreciation of $975, $917, $1,907, and $1,825

     Provider Services .........................................................     26,815      26,249      53,226      51,281
     Consumer Services .........................................................      2,702       1,804       4,844       3,444
                                                                                   --------    --------    --------    --------
     Total Cost of Services and Sales ..........................................     29,517      28,053      58,070      54,725
                                                                                   --------    --------    --------    --------

Contribution
     Provider Services .........................................................      3,234       2,707       6,232       5,451
     Consumer Services .........................................................      1,261       1,049       2,094       2,067
                                                                                   --------    --------    --------    --------
     Total Contribution ........................................................      4,495       3,756       8,326       7,518
                                                                                   --------    --------    --------    --------

General and administrative expenses, including depreciation
     of $217, $149, $419 and $288 ..............................................      3,457       2,952       6,589       6,004
Interest income ................................................................       (359)       (260)       (694)       (481)
Interest expense ...............................................................        158         199         277         358
                                                                                   --------    --------    --------    --------
     Total other expenses ......................................................      3,256       2,891       6,172       5,881
                                                                                   --------    --------    --------    --------

Income before income taxes .....................................................      1,239         865       2,154       1,637
Income tax provision ...........................................................        422         332         722         628
                                                                                   --------    --------    --------    --------
Net income applicable to Common Stock ..........................................   $    817    $    533    $  1,432    $  1,009
                                                                                   ========    ========    ========    ========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share ..................................................   $   0.10    $   0.07    $   0.18    $   0.12
                                                                                   ========    ========    ========    ========
     Diluted earnings per share ................................................   $   0.10    $   0.07    $   0.17    $   0.12
                                                                                   ========    ========    ========    ========

Weighted average shares - basic ................................................      8,155       8,054       8,147       8,086
                                                                                   ========    ========    ========    ========
Weighted average shares - diluted ..............................................      8,239       8,194       8,231       8,226
                                                                                   ========    ========    ========    ========





                                     (more)



                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           (all amounts in thousands)


                                                                      June 30,  December 31,
                                                                        2007        2006
                                                                      -------   -----------
ASSETS

Current assets:
   Cash and cash equivalents ......................................   $ 36,267    $ 32,184
   Pharmaceutical and other receivables ...........................        420         445
   Deferred taxes .................................................      1,525       2,472
   Other current assets ...........................................      3,550       2,927
                                                                      --------    --------

     Total current assets .........................................     41,762      38,028

   Fixed assets, net ..............................................     13,670      13,900
   Intangible assets, net .........................................     20,891      22,905
   Deferred taxes .................................................        589        --
   Other assets ...................................................        650         689
                                                                      --------    --------

     Total assets .................................................   $ 77,562    $ 75,522
                                                                      ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...............................................   $    762    $  1,507
   Accrued liabilities ............................................     11,974      11,850
   Current portion of long-term notes payable and other obligations      1,468       1,505
   Due to Medical Practices, net ..................................      5,833       4,299
   Shared Risk Revenue Patient deposits ...........................      8,477       6,526
                                                                      --------    --------

       Total current liabilities ..................................     28,514      25,687

Deferred tax liabilities ..........................................       --         1,732
Long-term notes payable and other obligations .....................      6,552       7,269
                                                                      --------    --------
                                                                        35,066      34,688
Commitments and Contingencies

Shareholders' equity:
   Common stock ...................................................         82          81
   Capital in excess of par .......................................     49,531      49,245
   Other comprehensive income (loss) ..............................         (6)         (9)
   Treasury stock .................................................        (60)       --
   Accumulated deficit ............................................     (7,051)     (8,483)
                                                                      --------    --------
       Total shareholders' equity .................................     42,496      40,834
                                                                      --------    --------

       Total liabilities and shareholders' equity .................   $ 77,562    $ 75,522
                                                                      ========    ========




                                     (more)



                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (all amounts in thousands)

                                                                                For the                 For the
                                                                          Three-month period       Six month period
                                                                             ended June 30,          ended June 30,
                                                                           -----------------       -----------------
                                                                            2007       2006         2007       2006
                                                                           ------     ------       ------     ------

Cash flows from operating activities:
    Net income .......................................................   $    817    $    533    $  1,432    $  1,009
    Adjustments to reconcile net income to net cash provided
       by operating activities:
      Depreciation and amortization ..................................      1,509       1,440       3,017       2,861
      Deferred income tax provision ..................................       --           284         (20)        500
      Deferred compensation ..........................................        115         105         225         201
    Changes in assets and liabilities ? Decrease (increase) in assets:
         Pharmaceutical sales accounts receivable ....................        143         407          25          22
         Prepaids and other current assets ...........................        466         738         324        (783)
         Other assets ................................................        (24)        (23)         38         (84)
      (Decrease) increase in liabilities:
         Accounts payable ............................................        (35)        142        (745)       (152)
         Accrued liabilities .........................................      1,101       2,241        (378)      1,247
         Due to medical practices ....................................        613         592       1,534        (373)
         Shared Risk Refund patient deposits .........................        405         710       1,951         980
                                                                         --------    --------    --------    --------
Net cash provided by operating activities ............................      5,110       7,169       7,403       5,428
                                                                         --------    --------    --------    --------

Cash flows used in investing activities:
Purchase of business service rights ..................................       (500)         --        (500)         --
Other intangibles ....................................................        (37)         --         (37)         --
Purchase of fixed assets and leasehold improvements ..................       (944)       (766)     (2,094)     (1,449)
                                                                         --------    --------    --------    --------
Net cash used in investing activities ................................     (1,481)       (766)     (2,631)     (1,449)
                                                                         --------    --------    --------    --------

Cash flows used in financing activities:
Principle repayments on debt .........................................       (357)       (357)       (714)       (714)
Principal repayments under capital lease obligations .................        (19)        (18)        (37)        (36)
Common stock transactions ............................................         18           3          62         198
                                                                         --------    --------    --------    --------
Net cash used in financing activities ................................       (358)       (372)       (689)       (552)
                                                                         --------    --------    --------    --------

Net increase (decrease) in cash ......................................      3,271       6,031       4,083       3,427
Cash at beginning of period ..........................................     32,996      19,917      32,184      22,521
                                                                         --------    --------    --------    --------
Cash at end of period ................................................     36,267      25,948      36,267      25,948
                                                                         ========    ========    ========    ========

Supplemental Information:
     Interest paid ...................................................        144          66         263         348
     Income taxes paid ...............................................        192        (722)        517         247





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